UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 8, 2010

GENTOR RESOURCES, INC.

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(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-130386 (Commission file number)	20-267977 (IRS Employer Identification Number)

First Canadian Place, Suite 7070

100 King Street West

Toronto,  Ontario M5X 1E3

Canada

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(Address of principal executive offices)

(416) 366-2221

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(Registrant’s telephone number, including area code)

n/a

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(Former name or former address, if changes since last repot)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

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Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-looking Statements

This Form 8-K may contain “forward looking” statements or statements which arguably imply or suggest certain things about our future.  Statements, which express that we “believe”, “anticipate”, “expect”, or “plan to”, as well as, other statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements.  We do not intend to update these forward looking statements.

Explanatory Note:

On February 24, 2010, Gentor Resources, Inc., a Florida corporation (the “Company”) filed a Current Report on Form 8-K to disclose that the Company entered into that certain Stock Exchange Agreement (the “Exchange Agreement”) to acquire APM Mining Ltd., British Virgin Islands registered company (“APM Mining”).

On March 8, 2010, the Company filed a Current Report on Form 8-K (“the Original 8-K”) announcing that the Company closed on the Exchange Agreement, and as a result thereof, APM Mining became a wholly owned subsidiary of the Company.

This Current Report on Form 8-K/A amends Item 9.01 of the Original 8-K to provide the information required by Item 9.01 of the Original Form 8-K.

Section 9 - Exhibit

Item 9.01 Exhibits

(a)

Financial Statements of Business Acquired: the audited Financial Statements of APM Mining Ltd for the period ending December 31, 2009 are filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b)

Pro Forma Financial Information: the unaudited pro forma condensed consolidated financial statements for the Company for the period ending December 31, 2009 are filed as Exhibit 99.2 hereto and incorporated herein by reference.

(c)

Exhibits:

Exhibit 99.1

Audited Financial Statements of APM Mining Ltd for the period ending December 31, 2009

Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements for the Company for the year ended December 31, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Dated: May 17, 2010

Gentor Resources, Inc.

/s/ Peter Ruxton

By: Peter Ruxton, President and Chief Executive Officer